UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Diversified Restaurant Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	03-0606420
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

27680 Franklin Road
Southfield, Michigan	48034
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares, $0.0001 par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-187208

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.  Description of Registrant’s Securities to be Registered.

The Registrant incorporates by reference the section entitled “Description of Capital Stock” from Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-187208) filed with the Securities and Exchange Commission on April 15, 2013, including any subsequently filed amendments and reports updating such description.

Item 2.  Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

DIVERSIFIED RESTAURANT HOLDINGS, INC.
Date: April 16, 2013

By: /s/ T. Michael Anlsey
Name: T. Michael Ansley
Title: President